Exhibit 10(b)

THE MANAGERS FUNDS

AMENDED AND RESTATED MULTIPLE CLASS EXPENSE

ALLOCATION PLAN PURSUANT TO RULE 18f-3

May 4, 2010

The Managers Funds, a Massachusetts business trust (the “Trust”), engages in business as an open-end management investment company. The Trust issues shares of beneficial interest in separate series, with shares of each series representing interests in a separate portfolio of securities and other assets (the Trust’s series together with all other such series subsequently established by the Trust are referred to herein individually as a “Series” and, collectively as the “Series”). The Trust has designated for certain Series certain separate classes of shares, as set forth on Schedule B hereto (each a “Class” and collectively, the “Classes”). A majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust (as defined in the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Trustees”)), having been furnished with and having evaluated information reasonably necessary to evaluate this Amended and Restated Multiple Class Expense Allocation Plan Pursuant to Rule 18f-3 (“Plan”), have determined in the exercise of their reasonable business judgment that the Plan, including the expense allocation provisions thereof, is in the best interests of each Class of each Series individually, and each Series and the Trust as a whole. In making its determination, the Trust’s Board of Trustees (the “Board”) focused on, among other things, the relationship between or among the Classes and examined possible conflicts of interest among Classes (including those potentially involving cross-subsidization between Classes) regarding the allocation of expenses, fees, waivers and expense reimbursements. The Trustees also evaluated the level of services provided to each Class and the cost of those services in order to ensure that the services were appropriate and the allocation of expenses was reasonable. Accordingly, the Trust has hereby adopted this Plan on behalf of its Series set forth on Schedule A hereto, as amended from time to time.

Section 1. Class Differences.

Each Class of a Series shall represent an equal pro rata interest in the same portfolio of investments of that Series and, except as otherwise set forth in this Plan, shall differ solely with respect to: (i) distribution, service and other charges and expenses as provided for in Sections 2 and 3 of this Plan; (ii) the exclusive voting rights of each Class on matters submitted to shareholders that relate solely to that Class; (iii) the separate voting rights of each Class on matters submitted to shareholders in which the interests of one Class differ from the interests of another Class; (iv) such differences relating to eligible investors as may be set forth in the prospectuses and statements of additional information of each Series, as the same may be amended or supplemented from time to time (each a “Prospectus” and “SAI” and collectively, the “Prospectus” and “SAI”); (v) the designation of each Class; (vi) exchange privileges as provided for in Section 4; and (vii) conversion features as provided for in Section 5.

Section 2. Distribution and Service Arrangements.

Class A shares shall be subject to an initial sales charge. The initial sales charge shall be reduced or waived for certain eligible purchasers and for certain large volume purchases, as set forth in the Prospectus or SAI. Class A shares shall be subject to a contingent deferred sales charge and shall be charged annual distribution and service fees under a Plan of Distribution Adopted Pursuant to Rule 12b-1 under the 1940 Act (the “Rule 12b-1 Plan”). The amount of and the provisions related to the contingent deferred sales charge and the amount of the initial sales charge, and the amount of distribution and shareholder servicing fees under the Rule 12b-1 Plan (“Rule 12b-1 Plan Fees”) pertaining to the Class A shares, are set forth on Schedule B hereto. Class A shares also may pay fees for shareholder servicing provided by financial intermediaries (“Financial Intermediary Shareholder Servicing Fees”) as set forth on Schedule B hereto.

Class B shares shall be subject to a contingent deferred sales charge and shall be charged Rule 12b-1 Plan Fees. The amount of and the provisions related to the contingent deferred sales charge and the amount of Rule 12b-1 Plan Fees pertaining to the Class B shares, are set forth on Schedule B hereto. Class B shares also may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto.

Class C shares shall be subject to a contingent deferred sales charge and shall be charged Rule 12b-1 Plan Fees. The amount of and the provisions related to the contingent deferred sales charge and the amount of Rule 12b-1 Plan Fees pertaining to the Class C shares, are set forth on Schedule B hereto. Class C shares also may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto.

Class D shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge. Class D shares shall be charged Rule 12b-1 Plan Fees. The amount of Rule 12b-1 Plan Fees pertaining to the Class D shares is set forth on Schedule B hereto. Class D shares also may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto.

Class P shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any Rule 12b-1 Plan Fees. Class P shares shall be offered only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI. Class P shares may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto.

Class R shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge. Class R shares shall be charged Rule 12b-1 Plan Fees. The amount of Rule 12b-1 Plan Fees pertaining to the Class R shares is set forth on Schedule B hereto. Class R shares shall be offered only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI. Class R shares also may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto.

Institutional Class shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any Rule 12b-1 Plan Fees. Institutional Class shares shall be offered only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI. Institutional Class shares for certain Series may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto.

Administrative Class shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge. Administrative Class shares for certain series shall be charged Rule 12b-1 Plan Fees. Administrative Class shares shall be offered only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI. Administrative Class shares may pay Financial Intermediary Shareholder Servicing Fees as set forth on Schedule B hereto.

Managers Class shares shall be offered without imposition of an initial sales charge or contingent deferred sales charge and are not subject to any Rule 12b-1 Plan Fees or Financial Intermediary Shareholder Servicing Fees. Managers Class shares shall be offered only to those investors meeting the eligibility requirements set forth in the Prospectus and SAI.

Section 3. Expense Allocation.

(a) Class Expenses.

Certain expenses may be attributable to a particular Class (“Class Expenses”). Class Expenses shall be allocated exclusively to the particular Class to which they are attributable. A Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Series’ assets, if (i) such expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes and (ii) the Board has approved such allocation. In addition to Rule 12b-1 Plan Fees and Financial Intermediary Shareholder Servicing Fees described in Section 2 above, Class Expenses may include, but are not limited to, (a) expenses associated with the addition of classes of shares to the Trust (to the extent that the expenses were not fully accrued prior to the issuance of the new classes of shares); (b) expenses of administrative personnel and services required to support the shareholders of a specific Class; (c) litigation or other legal expenses relating to a specific Class of shares; (d) Trustees’ fees or expenses incurred as a result of issues relating to a specific Class of shares, (e) accounting expenses relating to a specific Class of shares; and (f) transfer agency fees and expenses.

Expenses attributable to a Series other than Class Expenses shall be allocated to each Class pro rata based on its net asset value relative to the net asset value of the Series. Notwithstanding the foregoing, the underwriter, investment advisor, subadvisor or other provider of services to a Series may waive or reimburse the expenses of a specific Class or Classes of the Series to the extent permitted under Rule 18f-3 under the 1940 Act; provided, however, that the Board shall monitor the use of waivers or expense reimbursements intended to differ by Class.

Section 4. Exchange Privilege.

Shares of a Class may be exchanged for shares of the same Class of another Series or for shares of certain other series advised by Managers Investment Group LLC, as set forth in the Prospectus.

Section 5. Conversion Feature.

As set forth in the Prospectus, shares of a Class of a Series may contain a conversion feature whereby they may automatically convert into shares of a different Class after a prescribed period following the purchase of the convertible shares. Shares acquired through the reinvestment of dividends and other distributions paid with respect to convertible shares also shall be subject to such conversion feature. All conversions shall be on the basis of the relative net asset values of the two classes of shares, without the imposition of any initial sales charge or contingent deferred sales charge.

Section 6. Conflicts of Interest.

The Board does not believe that the implementation of the Plan will give rise to any conflicts of interest. The Board will monitor the operation of the Plan on an ongoing basis for the existence of any material conflicts among the interests of the holders of the various Classes and will take any action reasonably necessary to eliminate any such conflicts that may develop.

Section 7. Additional Information.

The Prospectus and SAI contain additional information about each Class and the Series’ multiple class structure. This Plan is subject to the terms of the Prospectus and SAI; provided, however, that none of the terms set forth in the Prospectus and SAI shall be inconsistent with the terms of this Plan.

Section 8. Term and Termination.

(a) The Series.

This Plan shall become effective with respect to each Series as set forth on Schedule A hereto, and shall continue in effect with respect to the Classes of each such Series until terminated in accordance with the provisions of Section 8(b) hereof.

(b) Termination.

This Plan may be terminated at any time with respect to the Trust or any Series or Class thereof, as the case may be, by vote of a majority of both the Trustees of the Trust and the Independent Trustees. The Plan may remain in effect with respect to the Trust or any Series or Class thereof even if it has been terminated in accordance with this Section 8(b) with respect to any other Series or Class of the Trust.

Section 9. Amendments.

The Board shall review this Plan as frequently as deemed necessary. Prior to any material amendment to this Plan with respect to a Series, the Board, including a majority of the Independent Trustees, shall find that the Plan, as proposed to be amended (including any proposed amendments to the method of allocating Class and/or Series expenses), is in the best interests of each Class of each Series individually, and each Series and the Trust as a whole. In considering whether to approve any proposed amendment to the Plan, the Board shall request and evaluate such information as it considers reasonably necessary to evaluate the proposed amendment to the Plan. Such information shall address, among other issues, whether the proposed amendment will result in a cross-subsidization of one Class by another Class.

Amended and Restated as of May 4, 2010

THE MANAGERS FUNDS

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

PURSUANT TO RULE 18f-3

SCHEDULE A

Series

Managers Special Equity Fund

Managers International Equity Fund

Managers Cadence Capital Appreciation Fund

Managers Cadence Emerging Companies Fund

Managers Cadence Focused Growth Fund

Managers Cadence Mid-Cap Fund

THE MANAGERS FUNDS

MULTIPLE CLASS EXPENSE ALLOCATION PLAN

PURSUANT TO RULE 18f-3

SCHEDULE B

Managers Special Equity Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Managers Class	None	None	None	None
Institutional Class	None	None	None	None
R Shares	None	None	0.50%	0.15%

Managers International Equity Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Managers Class	None	None	None	None
Institutional Class	None	None	None	None
R Shares	None	None	0.50%	0.15%

Managers Cadence Capital Appreciation Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class A	5.75%	1.00%	0.25%	0.15%
Class B	None	5.00%	1.00%	0.15%
Class C	None	1.00%	1.00%	0.15%
Class R	None	None	0.50%	0.15%
Institutional Class	None	None	None	None
Class P	None	None	None	0.10%
Administrative Class	None	None	None	0.25%
Class D	None	None	0.25%	0.15%

Managers Cadence Emerging Companies Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Institutional Class	None	None	None	None
Administrative Class	None	None	None	0.25%

Managers Cadence Focused Growth Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class A	5.75%	1.00%	0.25%	0.15%
Class C	None	1.00%	1.00%	0.15%
Institutional Class	None	None	None	0.05%
Class P	None	None	None	0.10%
Administrative Class	None	None	0.05%	0.25%
Class D	None	None	0.25%	0.15%

Managers Cadence Mid-Cap Fund

Class	Initial Sales Charge	Contingent Deferred Sales Charge	Rule 12b-1 Plan Fee	Financial Intermediary Shareholder Servicing Fee
Class A	5.75%	1.00%	0.25%	0.15%
Class B	None	5.00%	1.00%	0.15%
Class C	None	1.00%	1.00%	0.15%
Class R	None	None	0.50%	0.15%
Institutional Class	None	None	None	None
Class P	None	None	None	0.10%
Administrative Class	None	None	None	0.25%
Class D	None	None	0.25%	0.15%